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Exhibit 23.2



                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 6, 1997 appearing on Page 8 of North American Scientific, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1996. We also consent to the reference to us under the headings "Experts" in such Prospectus.



   /s/ Price Waterhouse LLP
   ------------------------
    Price Waterhouse LLP



Costa Mesa, CA
November 25, 1997